Exhibit 99.1

Orthofix International Provides Preliminary 2012 Results

LEWISVILLE, Texas – January 7, 2013 (BUSINESS WIRE) – Orthofix International N.V., (NASDAQ:OFIX) (the Company) provided today preliminary unaudited results for the fourth quarter, and year ending December 31, 2012. The Company anticipates net sales to be approximately $112 million and full year 2012 net sales from continuing operations to be approximately $462 million. The negative impact from foreign currency translation is expected to be approximately $10 million for the full year 2012.

The Company expects fourth quarter 2012 adjusted earnings from continuing operations per share to be between $0.78 and $0.83. For the full year 2012, adjusted earnings from continuing operations per share are expected to be between $3.01 and $3.06. These sales and earnings results are preliminary and unaudited therefore are subject to change.

Despite the strong revenue increase in our U.S. Spine Repair Implants and Regenerative Biologics business and an increase in our U.S. Orthopedic Repair business, the fourth quarter revenue was negatively impacted in international markets by regulatory and macroeconomic conditions. In addition, the Company’s Spine Regenerative Stimulation business was negatively impacted in the second half of the year by sales force turnover as we initially implemented our Corporate Integrity Agreement in June 2012.

Robert Vaters, President and Chief Executive Officer, stated, “While I am pleased with our preliminary earnings, I am disappointed in the preliminary fourth quarter revenue. The international markets have presented many challenges in the latter part of 2012 and especially during the fourth quarter. These included general market and regulatory conditions in both the Spine and Orthopedic businesses, mandatory price reductions for public hospitals in Italy, cancellation of reimbursement by the government on Physio-Stim in France, and a delay of surgeries by government hospitals and insurance providers. Despite top line weakness in the fourth quarter, 2012 was a transformative year for Orthofix as we accomplished significant objectives by finalizing the three major legal matters, achieving our operating margin expansion goals, and improving the Company’s financial profile to enable investment in product pipeline and inorganic activities to drive future growth.”

The Company will be reporting final 2012 financial results along with 2013 guidance after the market close Thursday, February 21, 2013.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release (which contains information current as of the date hereof, whether as a result of new information, future events or circumstances, or otherwise.

About Orthofix:

Orthofix International N.V. is a diversified, global medical device company focused on developing and delivering innovative repair and regenerative solutions to the spine and orthopedic markets. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, and via collaborations with other leading orthopedic product companies. In addition, Orthofix is collaborating on R&D activities with leading research and clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation, and Texas Scottish Rite Hospital for Children. For more information about Orthofix, please visit www.orthofix.com.

Contact:

Mark Quick

Director of Investor Relations and Business Development

markquick@orthofix.com

214-937-2924

Source:

Orthofix International N.V.